UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2016
Eagle Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 326-5300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 2.02 Results of Operations and Financial Condition
On August 9, 2016, Eagle Pharmaceuticals, Inc., or the Company, issued a press release announcing its financial condition and results of operations for the second quarter ended June 30, 2016. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.
This information, including the information contained in the press release furnished as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.
Item 8.01. Other Events
On August 2, 2016, the Board of Directors approved a share repurchase program, under which the Company may repurchase up to $75 million of its outstanding common stock. The repurchase program has no time limit and may be suspended for periods or discontinued at any time. Repurchases under the program will be made from time to time on the open market at prevailing market prices or in privately negotiated transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, as determined by management and the Board of Directors in their discretion and subject to market conditions, applicable legal requirements, and other relevant factors.
An announcement of the repurchase program was included in the press release attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of the Company dated August 9, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.
Dated: August 9, 2016
	By:	/s/ Scott Tarriff
Scott Tarriff
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated August 9, 2016

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